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                                                                  EXHIBIT 10.3.3

                         PATINA OIL & GAS CORPORATION
                           1998 STOCK PURCHASE PLAN

                                   ARTICLE I

                                    Purpose
                                    -------

     The purpose of the Plan is to provide Eligible Persons, as defined herein, of Patina Oil & Gas Corporation (the "Company") with an opportunity and an inducement to purchase Common Stock of the Company and thereby participate in the growth and future prospects of the Company as well as to better align the interests of such Eligible Persons with the stockholders. Each Eligible Person will be entitled to purchase up to a specified number of shares or a specified dollar amount of restricted Common Stock at prices ranging from fifty percent (50%) to ninety percent (90%) of the closing price of the Common Stock on the trading day prior to the day an Eligible Person elects to purchase such stock. In addition, Eligible Persons who are employees of the Company may be granted the right to purchase shares of Common Stock pursuant to the Plan with all or a portion of their salary and bonus. Notwithstanding any restrictions or exemptions to the contrary under the Securities Act of 1933 or any other applicable law, rule or regulation, an Eligible Person who purchases shares of Common Stock pursuant to the Plan may not sell such shares for a period of one year from the date of purchase. The Plan is not intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended.


                                  ARTICLE II

                                  Definitions
                                  -----------

     The following terms, when capitalized, shall have the meanings specified below unless the context clearly indicates to the contrary.

     2.1  "Board of Directors" shall mean the Board of Directors of the Company.

     2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.3 "Committee" or "Stock Purchase Plan Committee" shall mean the Compensation Committee of the Board of Directors, the members of which shall be non-employee directors within the meaning of Paragraph (b) (3) of Rule 16 b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2.4  "Committee Member" shall mean any member of the Committee.

     2.5 "Common Stock" shall mean the Common Stock, $0.1 par value per share, of the Company.

     2.6 "Company" shall mean Patina Oil & Gas Corporation, a Delaware corporation.
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     2.7  "Effective Date" shall mean the date the Plan is declared operative by the Board of Directors.

     2.8 "Eligible Person" shall mean those persons who are officers, directors, key employees of, or consultants or advisors to, the Company determined to be eligible from time to time in the sole discretion of the Committee.

     2.9 "Plan" shall mean the Patina Oil & Gas Corporation 1998 Stock Purchase Plan.

     2.10 "Plan Year" shall mean initially, the period of time between the Effective Date and the date of the 1998 annual meeting of the Company and, thereafter, the period of time between successive annual meetings of the Company.

     The masculine gender, whenever used in this Plan, includes the feminine, the singular includes the plural and the plural includes the singular unless the context otherwise requires.


                                  ARTICLE III

                            Administration of Plan
                            ----------------------

     The Plan shall be administered by the Committee. Members of the Committee may be removed at any time by the Board of Directors and the Board of Directors shall have the power to fill any vacancy which may occur in the Committee. The Committee shall have full and final authority to make rules and regulations, subject to the express provisions of the Plan, for the administration of the Plan and to settle any disputes which may arise under the terms of the Plan. The Committee's interpretations and decisions with regard to the provisions of the Plan and any rules or regulations promulgated thereunder shall be final and conclusive. A majority of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee


                                  ARTICLE IV

                                    Shares
                                    ------

     There shall be 500,000 shares of Common Stock reserved under the Plan, subject to adjustment in accordance with Article IX hereof. The shares of Common Stock subject to the Plan shall be shares of authorized but unissued Common Stock.


                                   ARTICLE V

                      Purchase of and Payment for Shares
                      ----------------------------------

     Prior to the commencement of any Plan Year, the Committee shall identify Eligible Persons for the Plan Year, determine the number of shares and/or the dollar amount as well as the discount from the market value of such shares that any Eligible Person is entitled to purchase during any Plan Year. The Committee

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may at any time, in its sole discretion, add or eliminate Eligible Persons, change the discount applicable to the purchase of shares of Common Stock or the number of shares an Eligible Person may purchase pursuant to this Plan. Any Eligible Person may purchase all or any portion of the shares allocated to him by giving a written notice to the Chief Financial Officer of the Company that specifies the whole number of shares being purchased. Within ten (10) days of giving such notice, the Eligible Person shall pay to the Company the purchase price for the shares of Common Stock purchased. The purchase price for such shares shall be the closing price of a share of Common Stock on the New York Stock Exchange on the last business day preceding the date of the notice, multiplied by the number of shares specified in the notice and then reduced by the applicable discount. No share of the Company's Common Stock may be issued to an Eligible Person until such time as the share has been fully paid for as above provided. At the determination of the Company, the Company may require as a condition to the purchase of shares of Common Stock pursuant to the Plan, the making of such payments by an Eligible Person as the Company deems necessary to satisfy any income tax withholding requirements of an Eligible Person with respect to such purchase.


                                  ARTICLE VI

                    Issuance of Shares; Stock Certificates
                    --------------------------------------

     The shares of Common Stock purchased by an Eligible Person shall, for all purposes, be deemed to have been issued and sold on the date of the notice given pursuant to Article V. Prior to that time, none of the rights or privileges of a stockholder of the Company shall exist with respect to such shares.

     As soon as practicable after any purchase of shares of Common Stock by an Eligible Person, a certificate representing the Common Stock purchased pursuant to the Plan will be issued in the name of the Eligible Person, unless the Eligible Person shall otherwise instruct the Committee. With respect to shares of Common Stock purchased by an Eligible Person, the Eligible Person shall be entitled to vote or to consent as a stockholder to any action with respect to which other stockholders of the Company are entitled to vote or give consent. Unless the shares of Common Stock have been registered under the Securities Act of 1933, as amended, such shares will be restricted and will bear a legend evidencing such restrictions.


                                  ARTICLE VII

               Termination of Employment or Agency Relationship
               ------------------------------------------------

     In the event of termination of the employment or retention relationship between an Eligible Person and the Company, for any reason, including death or permanent disability, the Plan shall terminate automatically as to the shares of Common Stock that remain unpurchased five (5) days following the date the employment or retention relationship was terminated.


                                 ARTICLE VIII

                              Rights Transferable
                              -------------------

     The right of any Eligible Person to purchase shares of Common Stock under the Plan may be assigned by such Eligible Person to members of his immediate family, a trust or other legal entity of which

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the Eligible Person or a member of his immediate family is a trustee, a beneficiary or a beneficial owner. Transfers to any other person or entity are prohibited unless approved by the Committee.


                                  ARTICLE IX

               Recapitalization; Effect of Certain Transactions
               ------------------------------------------------

     The aggregate number of shares of Common Stock reserved for purchase under the Plan as provided in Article IV hereof shall be appropriately adjusted by the Board of Directors to reflect a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, liquidation or other similar changes or transactions by the Company.


                                   ARTICLE X

                     Termination and Amendment of the Plan
                     -------------------------------------

     The Plan shall continue in effect through January 1, 2008, unless terminated prior thereto by the Board of Directors. The Board of Directors shall have the right to modify, amend or terminate the Plan at any time provided that Eligible Persons are given five (5) business days notice in writing of such amendment, modification or termination. During such five (5) day period, Eligible Persons may purchase allocated but unpurchased shares of Common Stock for the Plan Year in which the amendment, modification or termination is to occur by giving the notice provided for in Article V. Upon the expiration or termination of the Plan pursuant to this Article, the right of any Eligible Person to purchase allocated, but unpurchased shares of Common Stock for the Plan Year in which such expiration or termination occurs, shall cease and terminate automatically. Other than as expressly set forth herein, the Board of Directors may not amend the Plan if such amendment would materially increase the cost of the Plan to the Company without the approval of the stockholders of the Company.


                                  ARTICLE XI

                         Indemnification of Committee
                         ----------------------------

     In addition to such other rights of indemnification as they may have as directors or officers of the Company, past and current Committee Members shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjusted in such action, suit or proceeding that such Committee Member is liable for willful misconduct in the performance of his duties.

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                                  ARTICLE XII

                              Regulatory Matters
                              ------------------

     The purchase of shares of Common Stock by Eligible Persons pursuant to the Plan, the issuance of Common Stock to the Eligible Persons pursuant to the Plan and the transfer of shares of Common Stock by Eligible Persons acquired pursuant to the Plan shall be subject to compliance with the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the requirements of any stock exchange upon which the shares of Common Stock may then be listed and shall be subject to prior approval by the Company's legal counsel with respect to all legal matters in connection therewith.

     Specifically, the purchase, issuance and transfer of such shares are each subject to a decision by the Chief Financial Officer of the Company, who acting with the Company's legal counsel with respect to legal matters, to refuse a request to purchase, issue or transfer any of such shares if such purchase, issue or transfer would, or may, in the Chief Financial Officer's opinion, be in violation of any such law, rule, regulation or requirement. The decision of the Chief Financial Officer shall be final and binding on the Eligible Person so affected.


                                 ARTICLE XIII

                                 Construction
                                 ------------

     This Plan shall be construed and enforced in accordance with the laws of the State of Delaware.

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